CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Vycor Medical, Inc.

We hereby consent to the inclusion in the Form S-1 Registration Statement of our report dated February 7, 2008 with respect to our audit of the financial statements of Vycor Medical, Inc. as of and for the years ended December 31, 2007 and 2006.

We further consent to the reference to our firm under the caption “Experts” appearing in the Prospectus of such Registration Statement.

Paritz & Company, P.A.
Partiz & Company, P.A.
Certified Public Accountants

Hackensack, New Jersey
March 17, 2008